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                                                                    EXHIBIT 10.1


                          EXECUTIVE RETENTION AGREEMENT



     This Executive Retention Agreement (the "Agreement") is made the 1st day of May, 2003 (the "Effective Date"), by and between Horizon Health Corporation, a Delaware corporation acting by and through its hereunto duly authorized officer (the "Company"), and James Ken Newman (the "Executive").

     WHEREAS, the Company desires to retain the services of the Executive in the capacity of Chairman and Chief Executive Officer of the Company on a basis which will provide for a continuity of management for the Company according to the terms and conditions hereinafter set forth; and

     WHEREAS, the Executive is willing to serve in the capacity of Chairman and Chief Executive Officer and, after his retirement, to provide consulting services to the Company for such management continuity on such terms and conditions;

     NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions herein contained, the Company and the Executive hereby agree as follows:

     1.   Employment.

          (a) Retention. Subject to the provisions of Section 7 of this Agreement, in consideration of the compensation and benefits hereinafter specified, the Executive hereby agrees to be employed with the Company in the capacity of Chairman and Chief Executive Officer and to discharge his duties in such capacity. The Company hereby employs the Executive upon the terms and conditions hereinafter set forth.

          (b) Exclusive Services. During the term of his employment, the Executive shall devote his full working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any services of a business, commercial or professional nature to any other person, corporation or organization, whether for compensation or otherwise, without the prior knowledge and consent of the Board of Directors (the "Board") of the Company; provided, however, that the provisions of this Agreement shall not be construed as preventing the Executive from investing in other non-competitive businesses or enterprises if such investments do not require substantial services on the part of the Executive in the affairs or operations of any such business or enterprise so as to significantly diminish the performance by the Executive of his duties, functions and responsibilities under this Agreement.

          (c) Authority and Duties. During the term of his employment, the Executive shall have such authority and shall perform such duties, functions and responsibilities as are specified by the Bylaws of the Company and as are necessary or appropriate for the office of the Chairman and Chief Executive Officer of the Company and shall serve with the necessary power and authority commensurate with such position and consistent with the



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     manner with which the Executive has carried out the responsibilities of such office in the past.

     2.   Term.

          (a) Term. This Agreement shall have a term of five (5) years commencing on the Effective Date; subject, however, to automatic renewal and to earlier termination as hereinafter provided.

          (b) Automatic Renewal. Commencing on May 1, 2005, and continuing each and every day thereafter, the then remaining three year term of this Agreement shall be automatically extended for an additional day so that on each and every day after the first two years of the term of this Agreement there shall always be a remaining term of three (3) years unless and until the Company gives written notice to the Executive that the term of this Agreement shall not be further so extended, in which case the term of this Agreement shall not be further automatically extended after the date of receipt of such notice by the Executive; provided, however, that in no event shall the term of this Agreement be extended beyond August 31, 2013.

     3. Compensation. As compensation for his services rendered under this Agreement as the Chairman and Chief Executive Officer of the Company, the Executive shall be entitled to receive for his employment services the following:

          (a) Base Salary. The Executive shall be paid an annual base salary of $400,000 per year, payable in equal monthly installments during the term of his employment, which shall be prorated for any partial employment month. Such base salary shall be subject to increase, but not decrease, by the Compensation Committee of the Board in its sole discretion.

          (b) Bonuses. For each fiscal year of the Company or portion thereof that expires during the term of the employment of the Executive beginning with the fiscal year ending August 31, 2003, the Compensation Committee shall adopt a bonus plan under which the Executive shall have the ability to earn a bonus in an amount up to one hundred percent (100%) of his base salary for each such respective fiscal year. The terms, conditions and performance criteria applicable to such bonuses shall be determined by the Compensation Committee of the Board. Any bonus payable with respect to any partial fiscal year of the Company that occurs during the term of the employment of the Executive shall be prorated based on the number of days of such fiscal year that occurred prior to the termination date of employment or retirement to consultant status, whichever is applicable. Each bonus payment due under this Section 3(b) shall be made to the Executive within 90 days after the end of the fiscal year with respect to which such bonus payment is due, regardless of whether or not the employment of the Executive or the term of this Agreement terminated prior to the due date of such payment.

          (c) Stock Options. The Executive shall be granted stock options to purchase 100,000 shares of Common Stock of the Company, at an exercise price equal to the closing price of the Company's Common Stock on the NASDAQ National Market on the


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     Effective Date and shall further provide that:

               (i) Vesting. Such stock options shall vest in two installments as follows: options for 50,000 shares shall vest on April 30, 2004 and options for 50,000 shares shall vest on April 30, 2005; provided that the Executive is still serving as the Chief Executive Officer of the Company on such respective vesting date and provided further that, in the event of the death of the Executive while serving as the Chief Executive Officer of the Company, the vesting of such options shall be accelerated and such options shall automatically fully vest as of the date of death.

               (ii) Term. All such stock options shall have a term of ten (10) years.

               (iii) Termination. All stock options granted to the Executive shall not terminate upon the retirement of the Executive so long as the Executive continues as a consultant to the Company.

     All stock options previously granted to the Executive by the Company prior to the Effective Date shall not be amended to incorporate the foregoing provisions of Section 3(c)(iii) above but such provisions shall be incorporated as a part of any stock options granted on or after the Effective Date. In addition, such stock options granted on the Effective Date and all stock options granted to the Executive after the Effective Date shall contain a provision that, upon termination of this Agreement (including as a result of a resignation with good reason as defined herein after the occurrence of a change of control as defined herein), except when such termination of this Agreement is by the Company with cause (as defined herein), all unvested stock options shall be accelerated and shall become immediately vested and exercisable irrespective of when such stock options otherwise would have vested.

          (d) Additional Compensation. The Executive shall be paid such additional compensation and bonuses, if any, as may be determined by the Compensation Committee of the Board from time to time, in its sole and absolute discretion.

     4.   Benefits.

          (a) During the term of this Agreement, in addition to the compensation to be paid to the Executive pursuant to Section 3 or Section 7 hereof, the Executive shall be included and entitled to participate in any hospital, surgical, and medical benefit plan, any group term life insurance policy, any disability insurance policy, any pension or profit sharing plan, or any other fringe benefits which may be extended generally to senior executive officers of the Company by the Board of Directors from time to time. The Company agrees that it shall provide such benefits to the Executive on the same basis as the Company makes such benefits available to its senior executive officers from time to time.

          (b) In order to permit the Executive to exercise stock options and sell shares of the Company in a manner that will not be disruptive on the public market for the Common Stock of the Company, the Company agrees that, during the period from August 1, 2003


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     to July 31, 2004, it will purchase from the Executive up to 50,000 shares of Common Stock of the Company that the Executive in his discretion may elect to sell to the Company at any time and from time to time during such period. The purchase price of any such shares that the Executive elects to sell shall be the closing price on the NASDAQ National Market on the date of the sale or sales. The obligation of the Company to purchase such shares shall be subject to and conditioned upon (i) compliance with all applicable corporate and securities laws requirements; (ii) satisfaction of all fiduciary duties of the Board of Directors of the Company and (iii) compliance with any applicable requirements under the bank credit facility of the Company.

     5. Reimbursement of Expenses. Subject to such reasonable rules and procedures as from time to time are specified by the Company or the Board, the Company shall reimburse the Executive on a timely basis for reasonable business expenses necessarily incurred in the performance of his duties under this Agreement.

     6. Place of Performance. During the term hereof, the principal executive offices of the Company and the principal place for performance by the Executive of his duties, functions and responsibilities under this Agreement shall be in the Dallas, Ft. Worth, Denton, Texas metropolitan area.

     7. Consulting Services. At any time during the term of this Agreement, the Executive may elect at his sole discretion to retire as the Chief Executive Officer of the Company. In such event, the Executive shall be willing to continue to serve as Chairman of the Company and shall become a consultant to the Company and provide consulting services to the Company, and the Company shall retain the Executive as an independent consultant, on the following terms and conditions, to-wit:

          (a) Consulting Services. The Executive shall provide consulting services as an independent consultant and not as an employee with respect to such business and other matters pertaining to the Company as may be reasonably requested by the Company from time to time and shall be willing to serve as the Chairman of the Board of Directors of the Company.

          (b) Term. The term of this Agreement shall remain in effect without change notwithstanding such retirement and shall continue to be automatically renewed, subject to the provisions of Section 2(b) until terminated in accordance with the express terms of this Agreement.

          (c) Consulting Fees. The Company shall pay to the Executive an annual consultant fee for his consulting services in an amount equal to seventy-five percent (75%) of the annual base salary of the Executive in effect immediately prior to the date of retirement payable in equal monthly installments.

          (d) Bonuses. After the date of retirement, the Executive shall not be entitled to any bonuses under Section 3(b) of this Agreement except for any bonus earned up to the date of retirement even if payable at a later date.


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          (e) Stock Options. All stock options granted to the Executive prior to the date of retirement shall not be modified, accelerated, terminated or otherwise changed in any respect solely as a result of the retirement of the Executive to consultant status and shall continue in full force and effect. All stock options granted to the Executive shall expressly provide that such stock options shall not terminate as a result of the termination of employment of the Executive as a result of his retirement and that such stock options shall continue in full force and effect after the retirement of the Executive so long as he continues to be a consultant to the Company under this Agreement.

          (f) Benefits/Expenses. The Executive shall continue to receive the benefits as specified under Section 4 of this Agreement and to be reimbursed expenses as specified under Section 5 of this Agreement.

          (g) Office. The Executive shall be provided an office at the executive offices of the Company for performing his consulting services and shall be provided secretarial assistance for up to twenty (20) hours of secretarial time per week.

          (h) Other Terms. Except as expressly set forth above in this Section 7, all of the terms and provisions of this Agreement shall continue in full force and effect notwithstanding the change in status of the Executive under this Agreement from that of an executive officer to that of a consultant.

     8. Confidentiality/Trade Secrets. The Executive acknowledges that his position with the Company is one of trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

          (a) that he will exercise diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company including but not limited to the identity of its patients, customers and suppliers, the identity of its officers and other key employees and their areas of expertise, its arrangements with patients, customers and suppliers, and its technical data, records, compilations of information, processes, and specifications relating to its patients, customers, suppliers, products and services;

          (b) that he shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment; and

          (c) that he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of this Agreement for any reason whatsoever.


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     The Executive shall not be required to keep confidential or restrict the use of any trade secrets or confidential and proprietary data and information of the Company (i) which he may be required to disclose at the express direction of any authorized government agency, pursuant to a subpoena or other court process, or as otherwise required by any law, rule, regulation or order of any regulatory body, (ii) which has become generally available to the public by means other than a breach of this Agreement by the Executive, or (iii) as to which disclosure or use the Board consents in writing in its sole and absolute discretion.

     9. Non-Competition. The Executive covenants and agrees that during the term of this Agreement and after termination of this Agreement for the period that the Executive continues to receive payments under Section 15(c) of this Agreement, if at all, (1) he shall not without the prior written consent of the Board, in its sole discretion, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director or through any kind of ownership or investment (other than ownership of securities of publicly held corporations of which the Executive owns less than five percent (5%) of any class of outstanding securities) or in any other representative or individual capacity, engage in any business or render any services to any business that is in competition with the business of the Company and (2) he shall not encourage, solicit or induce, directly or indirectly, any employee, manager, supervisor, officer or director of the Company to terminate his or her employment with the Company or any affiliate of the Company.

     Notwithstanding any provision of this Section 9 to the contrary, the Executive in his sole discretion may elect at any time twenty-four (24)months or more after the date of termination of this Agreement to not receive any further payments under Section 15(c) of this Agreement and, in such event, the provisions of this Section 9 shall not apply from and after the last day of the month with respect to which a payment is made under Section 15(c) of this Agreement.

     As provided in Section 15(f) of this Agreement in the event that the Executive resigns without cause at any time during the term of this Agreement, the Executive shall be subject to the provisions of this Section 9 for a period of twenty-four (24)months after the date of such resignation in consideration of the payment of $1,000 per month by the Company to the Executive during such period.

     10. Remedies for Breach of Covenants of the Executive. The covenants set forth in Sections 8 and 9 of this Agreement shall continue to be binding upon the Executive, notwithstanding the termination of this Agreement. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and that injunctive relief, in addition to any other remedies that may be available to the Company at law or in equity, shall be available to the Company to prevent to the breach or any threatened breach thereof.

     11. Definition of Change of Control. For purposes of this Agreement, "change of control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding


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     shares of common stock of the Company (the "Outstanding Company Common
     Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a change of control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquiring Person other than the Board; or

          (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     12. Discharge with Cause. For the purposes of this Agreement, the Company shall be deemed to have terminated the Executive for cause only if any one of the following conditions existed:

          (a) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors which specifically identifies the manner in which the Board of Directors believes the Executive has not substantially performed the Executive's duties; or

          (b) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     Any termination with cause by the Company under subsections (a) and (b) above shall be made in good faith at the sole discretion of the Board of Directors of the Company.

     13. Resignation for Good Reason. For the purposes of this Agreement, the Executive shall be deemed to have resigned for good reason if the Company assigns to the Executive any duties inconsistent in any material respect with the Executive's position (including status, office, title, and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in material diminution in such position, authority, duties or responsibilities of the Executive.

     14. Termination.


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          (a) Termination by the Executive with Cause. The Executive may, upon written notice effective immediately, terminate this Agreement "with cause" if any one of the following conditions exist:

               (i) If the Company breaches any material provision of this Agreement or fails to perform any of its obligations hereunder, and such breach or failure continues for at least ten days after the Executive provides written notice to the Company specifying in reasonable detail the nature of such breach or failure. It is expressly understood that (i) during the term of the employment of the Executive as an officer of the Company, a relocation of the principal corporate offices of the Company outside of Dallas, Ft. Worth, Denton, Texas metropolitan area without the prior consent of the Executive and
          (ii) the failure to timely pay any amounts due hereunder each shall constitute a material breach of this Agreement by the Company, or

               (ii) If the Executive resigns for good reason as defined in
          Section 13 of this Agreement.

     The resignation of the Executive at any time during the term of this Agreement when none of the foregoing conditions exist shall be deemed a resignation without cause by the Executive.

          (b) Termination by Company with Cause. The Board may, upon written notice effective immediately, terminate this Agreement if any one of the following conditions exist:

               (i) If "cause" exists as defined in Section 12 of this Agreement, or

               (ii) If the Executive should die (effective on the date of death).

     The termination of the Executive by the Company when none of the foregoing conditions exist shall be deemed to be a termination without cause.

     15. Post-Termination Matters

          (a) Salary and Employee Benefits. In the event of the termination of this Agreement by either party for any reason whatsoever, the Executive shall be entitled to his salary pursuant to Section 5(a) or his consulting fees pursuant to Section 7(c), as applicable, computed on a pro rata basis to and including such date of termination.

          (b) Bonus. During the term of his employment, in the event that this Agreement is terminated by the Company (other than with cause as described in Section 12 of this Agreement) or by the Executive with cause as described in Section 14 of this Agreement, the Executive shall be entitled to receive any bonus specified in Section 3(b) hereof calculated on a pro rata basis to the date of termination and payable at the same time when such bonus would have otherwise been payable.


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          (c) Severance Payment. In the event that this Agreement is terminated by the Company (other than with cause as described in Section 12 of this Agreement) or by the Executive with cause as described in Section 14 of this Agreement, the Executive shall be entitled to receive as a severance cash payment the full amount of the base salary (if such termination occurs while the Executive is an employee) or the full amount of the consulting fees (if such termination occurs while the Executive is a consultant) which would have been paid to the Executive over the then remaining unexpired term of this Agreement determined as if the Company had given notice of non-extension as contemplated by Section 2(b) of this Agreement effective on the date of termination, payable in equal consecutive monthly installments commencing on the first day of the month after the date of termination and continuing for such then unexpired term of this Agreement.

          Notwithstanding the foregoing, the Executive may elect in his sole discretion at any time twenty-four (24)months or more after the date of termination of this Agreement to not receive any further payments under this Section 15(c) and, in such event, the provisions of Section 9 of this Agreement shall not be applicable and shall have no further force or effect.

          (d) Vesting of Benefits. In the event that this Agreement is terminated by the Company (other than with cause as described in Section 12 of this Agreement) or by the Executive with cause as described in Section 14 of this Agreement (but only after a change of control has occurred in the event of a resignation for good reason), all stock options granted by the Company to the Executive (whether prior to or after the Effective
     Date), all contributions made by the Company for the account of the Executive to any pension, thrift or any other benefit plan, and all other benefits or bonuses which contain vesting or exercisability provisions conditioned upon or subject to the continued employment of the Executive, shall become fully vested and exercisable; provided, however, that if any such amount, benefit, or payment cannot become fully vested pursuant to such plan or arrangement on account of limitations imposed by law, the Executive shall be entitled, to the extent permitted by law, to receive from the Company an amount in cash payable within 30 days of the date of termination equal to the total amount of benefits or payments which the Executive will have to forfeit pursuant to such plan or arrangement on account of such termination of employment.

          (e) Continuation of Benefits. In the event that this Agreement is terminated by the Company (other than with cause as described in Section 12 of this Agreement) or by the Executive with cause as described in Section 14 of this Agreement, the Company shall continue the participation of the Executive on the same basis as extended to senior executive officers of the Company from time to time in all life, accident, disability, medical, dental and all other health plans maintained by the Company for its senior executives for the period equal to the unexpired term of this Agreement.

          (f) Resignation Without Cause by the Executive. In the event that the Executive resigns without cause during the term of this Agreement, then the Executive shall not be entitled to any of the benefits under Sections 15(b)(c)(d) or (e) above, but shall be


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     obligated to comply with the provisions of Section 9 of this Agreement for a period of twenty-four (24)months in consideration of the payment of $1,000 per month by the Company to the Executive during such period.

          (g) Death Benefits. In the event that this Agreement is terminated due to the death of the Executive, the Company shall:

               (i) pay to the estate of the Executive or his designated beneficiary an amount equal to the annual base salary of the Executive in effect on the date of death if such termination occurs while the Executive is an employee or the annual consulting fee in effect on the date of death if such termination occurs while the Executive is a consultant, such amount of annual base salary or annual consulting fee for one year to be payable, however, in equal consecutive monthly installments over a period of twenty-four (24) months commencing on the first day of the month after the date of such termination; and

               (ii) shall continue the participation of the spouse of the Executive at the expense of the Company in all life, accident, disability, medical, dental and other health plans maintained by the Company for its senior executives for a period of twenty-four (24) months beginning with the first month after the date of such termination.

     16. Tax Matters. If the Executive is a disqualified individual (as the term "disqualified individual" is defined in Section 280G of the Internal Revenue
Code) and if any portion of the severance benefits under this Agreement would be an excess parachute payment (as the term "excess parachute payment" is defined in Section 280G of the Code) but for the application of this sentence, then the amount of the severance benefits otherwise payable to the Executive pursuant to this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of the severance benefits, as so reduced, constitutes an excess parachute payment. The determination of whether any reduction in the amount of the severance benefits is required pursuant to this
Section 16(a) will be made by the Company's independent accountants. The fact that the Executive has his Severance Benefits reduced as a result of the limitations set forth in this Section 16(a) will not of itself limit or otherwise affect any rights of the Executive arising other than pursuant to this Agreement.

     Notwithstanding the foregoing, in the event that the Company terminates this Agreement without cause (as defined in Section 12 of this Agreement) and any portion of the severance benefits payable hereunder in such event would be an excess parachute payment, then the foregoing limitation specified in this
Section 16 shall not apply and, instead, the Company will also pay to the Executive an additional amount in cash equal to the amount necessary to cause the aggregate amount payable under this Agreement including such additional cash payment (net of all taxes payable as a result of the application of Sections 280G and 4999 of the Code and net of all federal income taxes payable with respect to such additional payment), to be equal to the aggregate amount payable under this Agreement as if Sections 280G and 4999 of the Code (and any successor provisions thereto) had not been enacted into law.

     17. General Provisions.


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          (a) Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery or by fax in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Personal delivery to the Board shall be to any member of the Board of Directors other than the Executive. Mailed notices shall be addressed as follows:

                      (1)    If to the Company:

                             Horizon Health Corporation
                             1500 Waters Ridge Drive
                             Lewisville, Texas 75057-6011
                             Attn: Chairman of the Compensation Committee of the Board of Directors

                      (2)    If to the Executive:

                             James Ken Newman
                             700 El Paso
                             Denton, Texas 76205

Either party may change its address for notice by giving notice in accordance with the terms of this Section 17(a) of this Agreement.

          (b) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (c) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

          (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof, including, without limitation, that certain Executive Retention Agreement, dated September 1, 1997, between the Executive and the Company which is superseded in its entirety by this Agreement. No terms, conditions or warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          (e) Binding Effect. This Agreement shall extend to and be binding upon and inure to


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     the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. All of the provisions of this Agreement shall be fully applicable to any successor to the Company resulting from a change of control. The Company agrees that in the event of a tender or exchange offer, merger, consolidation or liquidation or any such similar event involving the Company, its securities or assets, it shall reveal the existence of this Agreement to the acquiring person or entity. The Company further agrees that if such action is not inconsistent with the best interests of the Company, it shall condition approval of any transactions proposed by the acquiror upon obtaining the consent, in writing, of the potential successor to the Company to be bound by this Agreement. In the event the Executive dies prior to the termination of this Agreement, any compensation or other payment due and owing to the Executive on or before the date of the Executive's death shall be paid to his estate, executors, administrators, heirs or legal representatives. Since the duties and services of the Executive hereunder are special, personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

          (f) Remedies. If the Executive or the Company shall file any judicial action for enforcement of this Agreement and successfully recover compensation or damages, the successful party shall be entitled to recover in such proceeding an additional amount equal to interest at ten percent (10%) per annum on the amount recovered from the date such amount was due and payable together with all expenses and reasonable attorneys' fees incurred in obtaining legal advice and counseling respecting his or its rights under this Agreement and in prosecuting and disposing of such action. The provisions of this Section shall be cumulative and without prejudice to any other right or remedy to which the Executive or the Company may be entitled either at law, in equity or under this Agreement and shall not constitute the exclusive remedy of the Executive or the Company for breach of this Agreement.

          (g) Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provisions by either party or of the breach of any other term or provision of this Agreement.

          (h) Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph or provision of this Agreement.

          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.


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




        IN WITNESS WHEREOF, the Company and the Executive have executed this Executive Retention Agreement as of the day and year first written above.

                                    COMPANY:

                                    HORIZON HEALTH CORPORATION

                                    By: /s/ William H. Longfield
                                        ----------------------------
                                        William H. Longfield
                                        Chairman of the Compensation Committee
                                        of the Board of Directors

                                    EXECUTIVE:

                                    /s/ James Ken Newman
                                    ----------------------------
                                    James Ken Newman



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